UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2021

Montauk Renewables, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-39919	85-3189583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Andersen Drive, 5th Floor Pittsburgh, PA		15220
(Address of principal executive offices)		(Zip Code)

(412) 747-8700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MNTK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 10, 2021, Montauk Renewables, Inc. (the “Company”), through a newly formed wholly-owned subsidiary, Montauk Swine Ag, LLC (“Montauk Swine”), completed a series of transactions with Joseph P. Carroll, Jr. (“Carroll”), Martin A. Redeker (“Redeker”) and certain of their affiliates to purchase (the “Acquisition”) their business of developing technology to recover residual natural resources from waste streams of modern agriculture and to refine and recycle such waste products through proprietary and other processes in order to produce high quality renewable natural gas, bio-oil and biochar (the “Business”).

The Acquisition was made pursuant to (i) the Membership Interest and Asset Purchase Agreement, dated May 10, 2021, by and among J.P. Carroll & Co., LLC, Eagle Creek Ranch, L.L.C., NR Nutrient Recovery, LLC, Mr. Carroll, Mr. Redeker and Montauk Swine and (ii) the Real Estate Purchase and Sale Agreement, dated May 10, 2021, by and among Greensboro Ecosystems, LLC and Montauk Swine (together, the “Acquisition Agreements”)

The assets acquired include real property, intellectual property, mobile equipment, and other equipment related to operating the Business. The real-property includes the purchase of an approximate 9.35 acre parcel in Duplin County, North Carolina.

The purchase price for the Business and related assets consisted of (i) $3,796,544 paid in cash on May 10, 2021 (minus certain costs and indebtedness) and (ii) two restricted stock awards, in equal amounts, granted under the Company’s Equity and Incentive Compensation Plan, with an aggregate value of $12,500,000, awarded to each of Messrs. Carroll and Redeker in connection with their respective employment with the Company following the closing of the Acquisition (the “RS Awards”). The RS Awards vest over a five-year period and are subject to the achievement of time- and performance-based vesting criteria over such period. The performance targets in the RS Awards relate to three EBITDA goals of the Business (as determined in good faith by the Company) relative to the purchase price of the Business, including measurement periods for achievements levels (i) on or after the third anniversary of the Acquisition, but prior to the sixth anniversary, (ii) on or after the fourth anniversary of the Acquisition, but prior to the sixth anniversary, and (iii) on or after the fifth anniversary of the Acquisition, but prior to the sixth anniversary.

The foregoing description of the terms and conditions of the Acquisition and the Acquisition Agreements does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreements, which are attached hereto as Exhibit 2.1 and Exhibit 2.2 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On May 11, 2021, the Company issued a press release (the “Press Release”) relating to the Acquisition. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including the Press Release, is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, unless such subsequent filing specifically references this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1+	Membership Interest and Asset Purchase Agreement, dated May 10, 2021, by and among J.P. Carroll & Co., LLC, Eagle Creek Ranch, L.L.C., NR Nutrient Recovery, LLC, Joseph P. Carroll, Jr., Martin A. Redeker and Montauk Swine Ag, LLC

2.2+	Real Estate Purchase and Sale Agreement, dated May 10, 2021, by and among Greensboro Ecosystems, LLC and Montauk Swine Ag, LLC

99.1	Press Release of Montauk Renewables, Inc., dated May 11, 2021

+

Exhibits marked with a (+) exclude certain immaterial schedules and exhibits pursuant to the provisions of Regulation S-K, Item 601(a)(5) and Item 601(a)(6). A copy of any of the omitted schedules and exhibits pursuant to Regulation S-K, Item 601(a)(5) will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTAUK RENEWABLES, INC.

Date: May 11, 2021	By:	/s/ Kevin A. Van Asdalan
	Name:	Kevin A. Van Asdalan
	Title:	Chief Financial Officer